Exhibit 99.1
Protalix BioTherapeutics Receives Research Grant of up to $4.1 Million From the Israeli Government’s Office of the Chief Scientist
CARMIEL, Israel, May 17, 2010 (Business Wire) — Protalix BioTherapeutics, Inc. (NYSE-AMEX: PLX), announced today that the Office of the Chief Scientist (OCS) of Israel’s Ministry of Industry, Trade and Labor has awarded the Company a grant of up to $4.1 million for calendar year 2010. The OCS awarded the grant to the Company to promote the advancement of the Company’s drug development programs.
The terms of the grant provide that up to $2.9 million of the funds awarded are to be used for the advancement of the Company’s early-stage pipeline product candidates, including acetylcholinesterase (AChE), PRX-102, pr-antiTNF, and three undisclosed compounds in development. AChE, an anti-organophosphate nerve agent in development for biodefense applications, which had shown promising efficacy data in a number of animal studies, is currently the subject of a phase I clinical trial in healthy volunteers. PRX-102, in development as an enzyme replacement therapy for Fabry disease, has shown promising results in the knock-out animal model. pr-antiTNF, a biosimilar version of etanercept (Enbrel™) in development for rheumatoid arthritis, also demonstrated promising results in a well-established collagen induced arthritist animal model. The Company anticipates meeting with the U.S. Food and Drug Administration (FDA) for pre-IND meetings in the near-term to discuss next steps for these product candidates.
In addition to the capital being allocated to the Company’s early stage programs, the terms of the grant also provide that up to $1.2 million is to be used in connection with the further development of taliglucerase alfa, the Company’s proprietary plant cell expressed recombinant Glucocerebrosidase enzyme for the treatment of Gaucher disease. The Company’s new drug application (NDA) for taliglucerase alfa is currently being reviewed by the FDA, and similar applications with other comparable regulatory agencies in other countries are expected to be submitted during 2010. The Company is making taliglucerase alfa available to Gaucher patients in the United States under an Expanded Access protocol, and to patients in the European Union, Israel and other countries under Named Patient provisions.
“We are enthused by the continued support of the OCS in our development efforts. With the influx of capital the Company has received over the past six months, we are intensely focused on aggressively developing our pipeline product candidates, all of which are stemming from our proprietary ProCellExTM protein expression system,” said Dr. David Aviezer, President and Chief Executive Officer of the Company. “We have hired approximately fifty new employees in the areas of R&D, product development, engineering and manufacturing, which will enable us to move multiple programs forward at the same time and prepare for the anticipated launch of our lead product candidate, taliglucerase alfa.”
The grant is available through the end of 2010 and funds are to be made available to the Company over the course of the year based on actual expenditures made by the Company in connection with the designated programs.
About the Application to the Office of the Chief Scientist
Grants from the OCS are judged on various criteria including innovation and uniqueness of the technology or product, potential market forecasts, and capabilities of the company in areas including financial strength, R&D capabilities, and management experience.
The Chief Scientist is largely focused on promoting the growth of commercial research and development in Israel. Its implementation of a 1984 government policy, codified in the Law for the Encouragement of Industrial Research and Development, includes various assistance programs that provide qualifying companies in high-tech industries with incentives to avidly undertake R&D activities. By sharing the risks inherent in high-tech research and development projects, the Israeli government hopes to facilitate expansion of its growing technological infrastructure, a main component of the country’s economy. The Company is required to repay to the OCS up to 100% of grants actually received through payments of royalties at a rate of 3% to 6% of the revenues generated from an OCS-funded project, depending on the period in which revenues were generated.

About Protalix
Protalix is a biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins expressed through its proprietary plant cell based expression system. Protalix’s ProCellEx™ presents a proprietary method for the expression of recombinant proteins that Protalix believes will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins in an environment free of mammalian components and viruses. Protalix is also advancing additional recombinant biopharmaceutical drug development programs. Taliglucerase alfa is an enzyme replacement therapy in development under a Special Protocol Assessment with the FDA for Gaucher disease. In August 2009, the FDA granted orphan drug status and fast track designation to taliglucerase alfa for the treatment of Gaucher disease and Protalix filed a rolling NDA submission with the FDA in December 2009. In November 2009, Protalix granted Pfizer Inc. exclusive, worldwide rights to develop and commercialize taliglucerase alfa for the treatment of Gaucher disease, except in Israel. Protalix retained the right to commercialize taliglucerase alfa in Israel.
Safe Harbor Statement
To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause material differences include, among others, risks relating to: the successful completion of our clinical trials; the review process of the FDA, the EMEA, other foreign regulatory bodies and other governmental regulatory bodies, including the FDA’s and the EMEA’s review of any filings we make in connection with the treatment protocol for taliglucerase alfa; delays in the FDA’s, the EMEA’s or other health regulatory authorities’ approval of any applications we file or refusals to approve such filings, including the NDA we filed with the FDA or taliglucerase alfa for the treatment of Gaucher disease; refusals by such regulatory authorities to approve the marketing and sale of a drug product even after acceptance of an application we file for any such drug product; the risk that we may fail to satisfy certain conditions relating to grants we have received from the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor which may lead to our being required to refund grants previously received together with interest and penalties; the risk that the Office of the Chief Scientist may not deliver to us all of the funds awarded to us; and other factors described in our filings with the Securities and Exchange Commission. Companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced or late-stage clinical trials, even after obtaining promising earlier trial results or in preliminary findings for such clinical trials. Further, even if favorable testing data is generated by clinical trials of drug products, the FDA, EMEA or any other foreign regulatory authority may not accept or approve an NDA filed by a pharmaceutical or biotechnology company for such drug product. Failure to obtain approval from the FDA, EMEA or any other foreign regulatory authority of any of our drug candidates in a timely manner, if at all, will severely undermine our business and results of operation by reducing our potential marketable products and our ability to generate corresponding product revenues. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.
Investor Contact:
Marcy Nanus
The Trout Group, LLC
Telephone: 646-378-2927
Email: mnanus@troutgroup.com